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214-999-3000

September 1, 1998

NCI Building Systems, Inc.
7301 Fairview
Houston, Texas 77041

Gentlemen:

     We have served as counsel for NCI Building Systems, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") in connection with the Registration Statement on Form S-3, No. 333-60829 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the proposed public offering of 3,500,000 shares of common stock, $0.01 par value ("Common Stock"), of the Company to be issued and sold by the Company (the "Company Shares"), 300,000 shares of Common Stock to be sold by the Selling Stockholders (the "Selling Stockholder Shares") and, subject to the exercise of an over-allotment option granted by the Company and/or certain of the Selling Stockholders, not to exceed an aggregate of 570,000 shares of Common Stock, consisting of up to an additional 570,000 shares to be issued and sold by the Company (the "Additional Shares") and up to an additional 150,000 shares to be issued and sold by certain of the Selling Stockholders (the "Selling Stockholder Additional Shares").

     With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that:

     1. The Company Shares and the Additional Shares, when issued, sold and delivered in the manner and for the consideration stated in the Prospectus (the "Prospectus") constituting a part of the Registration Statement and in the Underwriting Agreement described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     2. Selling Stockholder Shares and the Selling Stockholder Additional Shares (a) if now outstanding, are duly authorized, validly issued, fully paid and nonassessable or (b) if not now outstanding, will be when sold, issued and delivered upon notice of exercise of options granted to the respective Selling Stockholders of the Company in the manner and for the consideration set forth in the Stock Option Agreement between the Company and the Selling Stockholder, duly authorized, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name in the Registration Statement and the Prospectus under the heading "Legal Matters."


                                       Very truly yours,


                                       GARDERE & WYNNE, L.L.P.


                                       By: /s/ Randall G. Ray
                                           ------------------------------------
                                           Randall G. Ray, Partner